EXHIBIT 23a



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of PLC Systems Inc. on Form S-3 (File No. 33-98744) and Form S-8 (File No. 33-95168) of our report dated March 1, 1995, on our audit of the consolidated financial statements and financial statement schedule of PLC Systems Inc. as of December 31, 1994 and for the year then ended, which report is included in this Annual Report on Form 10-K.




Vancouver, B.C.
April 11, 1997